Exhibit 10.17

Cooperative Agreement

This Cooperation Agreement is entered into on the day of July 20, 2004 in Beijing among the following parties:

Party A:	Beijing Asia Media Interactive Advertising Co., Ltd. (hereinafter “Party A”)
Address:	203, B Xingke Mansion, 10 Jiuxianqiao Road, Chaoyang District, Beijing
Legal Representative:	Tang Yue

Party B:	Beijing eLong Information Technology Co., Ltd (hereinafter “Party B”)
Address:	Room 109, Jian Tower, No. 68 Xueyuannan Street Haidian District Beijing
Legal Representative:	Tang Yue

Whereas:

1.    Party A is a wholly domestic-owned enterprise with valid existence registered under PRC laws and regulations, approved by Chao Yan Branch, Beijing Administrative Bureau of Industry and Commence, Party A may engage in advertising design, production, distribution and agency service (advertising business license number: Jing Chao Business Certification No. 625).

2.    Party B is a wholly domestic-owned company with valid existence registered under PRC laws and regulations, approved by Beijing Communication Administration, may engage in Internet information service business (license number: Jing ICP Certification No.010011), and possess and operate the website of www.elong.com (hereinafter elong.com) and the calling center.

3.    Party B agreed to supply Internet Network space and information service to Party A, and help Party A to develop advertising operation; Party A agreed to accept the aforesaid Network space and information service provided by Party B. Party A and Party B have signed “WebPages Space Tenancy Agreement” on November 1st 2002, now both parties agree to amend and restate the agreement, come to the cooperation agreement, and replace the aforesaid “WebPages Space Tenancy Agreement” with the cooperation agreement.

Therefore, Party A and Party B achieve the following Cooperative Agreement (the “Agreement”) after friendly negotiation.

Article 1:    Two Parties’ Liabilities and Obligations

Party A agreed that Party B shall take responsibility for the Internet network space and information service necessary for Party A’s performing it’s operation, Part B agreed to provide the aforesaid Network space and information service to Party A.

Article 2:    Payment and Settlement

In full consideration for Party B’s providing the aforesaid Internet network space and information service, Party A agreed to pay service charge to Party B. The amount of the service charge shall be determined by Party A and Party B by negotiation in accordance with the market price of the aforesaid Internet network space and information service. The service charge shall be paid by the quarter.

Article 3:    Notice and Guarantee

3.1    Party A states and guarantees herein as follows:

3.1.1    Party A is a wholly domestic-owned enterprise with valid existence registered under PRC laws and regulations.

3.1.2    Party A signs and performs this Agreement within the corporate franchise and business scope; Party A has already made the authority by corporate behavior and possessed the approvals from the third party and government, which does not against the limitation of the binding laws and regulations.

3.1.3    This Agreement once signed by parties shall constitute the legal, effective, binding and forcible executed obligation to Party A.

3.2    Party B states and guarantees herein as following:

3.2.1    Party B is a wholly domestic-owned Co., Ltd. with valid existence registered under PRC laws and regulations, qualified to operate Internet information service business.

3.2.2    Party B signs and performs this agreement within the corporate franchise and business scope; Party B has already made the authority by corporate behavior and possessed the approvals from the third party and government, which does not against the limitation of the binding laws and regulations.

3.2.3    This Agreement once signed by parties shall constitute the legal, effective, binding and forcible executed obligation to Party A.

Article 4:    Confidentiality

Parties admit that any exchanged oral or written information about this Agreement is confidential information and parties shall protect and maintain the confidentiality of any and all confidential information. One of the parties can not exposure any relevant information to the third party without the prior written consent from the other party, excepting the following circumstances:

(a)    The information has be known or will be known by public (not exposed to public by the information received party);

(b)    Information disclosed by application of applicable laws and regulations;

(c)    Any party discloses the confidential information to its legal or financial consultant for the reason of the transaction’s requirement under this Agreement, the legal or financial consultant is liable for complying with the confidential liability which is similar to this clause.

The party will be regard as exposure if any of its employees or its employed organizations disclose the confidential information and liable for the exposure according to this Agreement.

Article 5:    Force Majeure

5.1    “Force majeure” means any event beyond the reasonable controlling scope of one party, or any event can not be avoided in the event that the affected party pays proper attention, force majeure, which includes but not limited to acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, means any event is beyond one party’s reasonable control and unavoidable with reasonable care of the affected party. However, any shortage of credit, capital or finance shall not be regarded as an event of force majeure. To dissolute the performing obligations under this agreement the party affected by force majeure shall notify the other party without delay.

5.2    In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by force majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of force majeure and attempt to resume performance of the obligations delayed or prevented by the event of force majeure. After the event of force majeure is removed, both parties agree to resume the performance of this Agreement with their best efforts.

Article 6:    Settlement of Disputes

6.1    Any dispute, tangle or claim arising from the agreement or relating with the agreement (including any issue relating with the existence, validity or termination of the agreement) should be submitted to China International Economic and Trade Arbitration Commission (the “Arbitration Commission”). Arbitration Commission shall conduct arbitration in accordance with the current effective rules of Arbitration application. The arbitration award shall be final and binding upon both parties.

6.2    Arbitration place shall be in Beijing, PRC.

6.3    Arbitration language shall be English.

6.4    the court of arbitration shall compose of three arbitrators. Both parties should respectively appoint an arbitrator, the chairman of the court of arbitration shall be appointed by both parties through consultation. In case both parties do not coincide in opinion of the person selected for the chief arbitrator within twenty days from the date of their respectively appoint a arbitrator, the director of Arbitration Commission shall have right to appoint the chief arbitrator.

6.5    Both parties agreed that the court of arbitration established according to the regulation shall have right to provide actually performed relief on the proper situation according with China’s Law (including but not being limited to Law of Contract of the People’s Republic of China). For the avoidance of doubt, both parties further that any court having jurisdiction (including PRC Court) shall carry out the arbitral award of actual performance issued by the court of arbitration.

6.6    Both parties agreed to conduct arbitration in accordance with this regulation, and irrepealably abstain the right to appeal, reexamine or prosecute to national court or other administration of justice in any form, and the precondition shall be that the aforesaid waiver is effective. However the waiver of both parties does not include any post-arbitration injunction, post-arbitration distress warrant or other command issued by any court having jurisdiction (including PRC Court) for terminating the arbitration procedure or carrying out any arbitral award.

Article 7:    Notices and Delivery

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant party or parties set forth below.

Party A:	Beijing Asia Media Interactive Advertising Co., Ltd.
Address:	203, B Xingke Mansion, 10 Jiuxianqiao Road, Chao Yang District, Beijing.
Fax:	8610 64315872
Tel:	8610 58602288

Party B:	Beijing eLong Information Technology Co., Ltd
Address:	Room 109, Jian Tower, No. 68 Xueyuannan Street Haidian District Beijing,
Fax:	8610 64315872
Tel:	8610 58602288

Article 8:    Agreement Transfer

Party B shall not transfer the rights and obligations of this Agreement to any third party without the prior written consent of Party A.

Article 9:    Amendment and Supplement

Any amendment and supplement of this Agreement shall come into force only after both parties sign a written agreement. The amendment and supplement duly executed by both parties shall be an integral part this Agreement and shall have the same legal effect as this Agreement.

Article 10:    Effective Date and Term

10.1    This Agreement has been duly executed as of the date first set forth above and shall be effective simultaneously and parties confirm the term of the Agreement shall be counted from January 1, 2004. The term of this Agreement is ten (10) years or the date of the expiration of period of validity of the Domain Names (which ever is the shorter) unless earlier terminated as set forth below. However, the Licensor and the Licensee shall review this Agreement every three (3) months to determine whether any amendment to the Agreement is necessary after considering the circumstances.

10.2    This Agreement may be extended if Party A gives the written consent of the extension of this Agreement before the expiration of this Agreement. The term of the extension shall be negotiated by parties

10.3    This Agreement is executed in duplicate and each Party shall hold one copy

Whereas, both parties’ authorized representatives sign this Agreement as of the date first set forth above in Beijing.

Party A:    Beijing Asia Media Interactive Advertising Co., Ltd.

Signature of Authorized Representative:

Official Seal:    /s/                                                         /s/

Party B:    Beijing eLong Information Technology Co., Ltd

Signature of Authorized Representative:

Official Seal:    /s/                                                         /s/